Exhibit 20
MONTHLY NOTEHOLDERS STATEMENT
MELLON BANK PFL MASTER NOTE TRUST
SERIES 2004-1
Created 03/09/07 10:50 PM
Pursuant to the Indenture dated as of June 24, 2004 (the ‘Agreement’), as supplemented by the Series 2004-1 Indenture Supplement (the “Series Supplement”), each among Mellon Bank PFL Master Note Trust, as Issuer, (as administered by Mellon Bank, N.A., as Administrator) and Wells Fargo Bank, N.A., as Indenture Trustee, AFCO Credit Corp. and AFCO Acceptance Corp., as Servicer and Seller, is required to prepare certain information each month regarding distributions to Noteholders and the performance of the Trust.
*NOTE: Pursuant to the Omnibus Amendment dated as of Jan. 2, 2007, the assets of the Trust have been replaced with cash which has been invested on behalf of the noteholders in U.S. government Treasury bills and other permitted investments.
The information with respect to the applicable Distribution Date and Monthly Period is set forth below.

Monthly Period:	Feb-07
Determination Date:	9-Mar-07
Transfer Date:	14-Mar-07
Number of Days in Period:	28
Prior Distribution Date: (or Closing Date)	15-Feb-07
Current Distribution Date:	15-Mar-07
Period	33

Note Accumulation Period Length	n/a
Note Revolving Periods from /to	n/a
Note Accumulation Periods from/to	n/a
A. ORIGINAL DEAL PARAMETERS

(a) Class A Initial Investor Interest		$513,700,000.00	92.00%
(b) Class B Initial Investor Interest		$22,341,000.00	4.00%
(c) Class C Initial Investor Interest		$13,959,000.00	2.50%
(d) Class D Initial Investor Interest		$8,375,000.00	1.50%

(e) Total Initial Investor Interest (a + b + c +d)		$558,375,000.00

(f) Minimum Transferor Interest		0.00000%*

(g) LIBOR (3-Month LIBOR as of most LIBOR Determination Date)		5.3600000%

(h) Prior Period Class A Certificate Rate	0.16%	5.5200000%

(i) Prior Period Class B Certificate Rate	0.42%	5.7800000%

(j) Prior Period Class C Certificate Rate	0.77%	6.1300000%

(k) Current Class A Certificate Rate	0.16%	5.5200000%

(l) Current Class B Certificate Rate	0.42%	5.7800000%

(m) Current Class C Certificate Rate	0.77%	6.1300000%

(n) Series Servicing Fee Percentage (Calculated as 1/12 th)		0.00000%*

(o) Additional Interest Rate		0.000000%

I. RECEIVABLES IN THE TRUST

(a) Beginning of Month Aggregate Receivables		n/a

(b) Beginning of Month Finance Charge Receivables		n/a

(c) Beginning of Month Principal Receivables		n/a

(d) End of Month Aggregate Receivables		n/a

(e) End of Month Finance Charge Receivables		n/a

(f) End of Month Principal Receivables		n/a

II. INVESTOR INTERESTS AND INVESTOR PERCENTAGES

(a) Class A Initial Investor Interest		$513,700,000.00	92.00%

(b) Class B Initial Investor Interest		$22,341,000.00	4.00%

(c) Class C Initial Investor Interest		$13,959,000.00	2.50%

Class D Initial Investor Interest		$8,375,000.00	1.50%

(d) Total Initial Investor Interest			$558,375,000.00

(e) Beginning of Period Class A Investor Interest		$513,700,000.00	92.00%

(f) Beginning of Period Class B Investor Interest		$22,341,000.00	4.00%

(g) Beginning of Period Class C Investor Interest		$13,959,000.00	2.50%

Beginning of Period Class D Investor Interest		$8,375,000.00	1.50%

(h) Beginning of Period Total Investor Interest			$558,375,000.00

(i) End of Period Class A Investor Interest (e – IX.b – X.a)		$513,700,000.00	92.00%

(j) End of Period Class B Investor Interest (f – IX.e – X.b)		$22,341,000.00	4.00%

(k) End of Period Class C Investor Interest (g – IX.h – X.c)		$13,959,000.00	2.50%

(l) End of Period Class D Investor Interest		$8,375,000.00	1.50%

(m) End of Period Total Investor Interest			$558,375,000.00

(n) End of Revolving Period Class A Investor Interest		NA	92.00%

(o) End of Revolving Period Class B Investor Interest		NA	4.00%

(p) End of Revolving Period Class C Investor Interest		NA	2.50%

(q) End of Revolving Period Class D Investor Interest		NA	1.50%

(r) End of Revolving Period Total Investor Interest			$558,375,000.00

		Floating Investor Percentage (n/a since no longer have finance charge collections)		n/a
		Class A Floating Allocation		n/a
		Class B Floating Allocation		n/a
		Class C Investor Interest Floating Allocation		n/a
		Class D Investor Interest Floating Allocation		n/a

		Fixed Investor Percentage		100.00%
		Class A Fixed Allocation		92.00%
		Class B Fixed Allocation		4.00%
		Class C Fixed Allocation		2.50%
		Class D Fixed Allocation		1.50%

		Total Servicing Fee (h * (A.n / 12))	$0.00

		Class C reserve account	$2,791,875.00	0.50%

		End of Period Other outstanding Series	$0.00

III.	TRANSFEROR INTEREST

		Beginning Transferor Interest	$0.00

		Ending Transferor Interest	$0.00 *

		Minimum Transferor Interest	$0.00 *

		Excess Funding Account Balance at end of Period	$0.00

		Sum of Principal Receivables and Excess Funding Account	$0.00 *

IV.	PERFORMANCE SUMMARY

		COLLECTIONS:	n/a

		DELINQUENCIES AND LOSSES:	n/a

		AFCO is Servicer?	n/a

V.	ALLOCATION AND APPLICATION OF FUNDS

		Class A Monthly Interest ((A.k * II.e * # days)/ 360)	$2,205,485.33

		Class B Monthly Interest ((A.l * II.f * # days)/ 360)	$100,435.21

		Class C Monthly Interest ((A.m * II.g * # days)/ 360)	$66,553.41

		Total Class A, Class B, and Class C Monthly Interest due to Noteholders	$2,372,473.95

		Accumulation Reserve Account Funding Date	September 14, 2006

		Required Accumulation Reserve Account Percentage	0.30%

		Required Accumulation Reserve Account Amount	$1,675,125.00

		Beginning of Period Accumulation Reserve Account Balance	$1,675,125.00

		Paid to Accumulation Reserve Account	$0.00
		Payable to Accumulation Reserve Account	$0.00

		End of Period Accumulation Reserve Account Balance	$1,675,125.00

VI.	YIELD and BASE RATE

		Base Rate
		(The sum of the Class A Rate, Class B Rate, and Class C Investor Interest Rate and Investor Servicing Fee (0.5%) divided by the Investor Interest)

	(a)	Base Rate (current month)	5.46%

	(b)	Base Rate (prior month)	5.46%

	(c)	Base Rate (2 months ago)	5.99%

	(d)	3 Month Average Base Rate	5.64%

		Gross Portfolio Yield

		(Accrued yield on government obligations and other permitted investments in excess of principal amount needed to repay Investor Interest / total investor interest)	6.73%

		Portfolio Yield	6.73%

		(Accrued yield on government obligations and other permitted investments in excess of principal amount needed to repay Investor Interest less investor default amount / total investor interest)

		Portfolio Yield – Base Rate	1.27%

		Excess Finance Charge Yield	n/a

VII.	PORTFOLIO PERFORMANCE RATES		n/a

VIII.	RESERVE ACCOUNTS, PRINCIPAL FUNDING ACCOUNT, & INTEREST FUNDING ACCOUNT

	(a)	Cumulative Class A principal distributed to PFA (as of prior distribution date)	$513,700,000.00
	(b)	Class A Principal deposited in the PFA	$0.00

	(c)	Total Class A Principal deposited in the PFA (a + b)	$513,700,000.00

	(d)	Cumulative Class B principal distributed to PFA (as of prior distribution date)	$22,341,000.00
	(e)	Class B Principal deposited in the PFA	$0.00

	(f)	Total Class B Principal deposited in the PFA (d + e)	$22,341,000.00

	(g)	Cumulative Class C principal distributed to PFA (as of prior distribution date)	$13,959,000.00
	(h)	Class C Principal deposited in the PFA	$0.00

	(i)	Total Class C Principal deposited in the PFA (g + h)	$13,959,000.00

	(j)	Cumulative Class D principal distributed to PFA (as of prior distribution date)	$8,375,000.00
	(k)	Class D Principal deposited in the PFA	$0.00

	(l)	Total Class D Principal deposited in the PFA (g + h)	$8,375,000.00

	(m)	Balance from Class C Reserve Account (invested in US T-bills)	$2,791,875.00
	(n)	Balance from Accumulation Reserve Account (invested in US T-bills)	$1,675,125.00
	(o)	Other funds deposited in Interest Funding Account	$2,718,110.87
		(invested in other Permitted Investments until quarterly payment is due to Investors)

		Ending Principal & Interest Funding Account balance (VIII c + f + i + l + m + n + o)	$565,560,110.87

		Income earned on investments	$4,467,618.78
		Unrealized gain/(loss) on investments as of Feb 28, 2007	($252,061.82)

		Market value of investments as of Feb 28, 2007	$569,775,667.83

		(source: Wells Fargo Trust Reporting system)

IX.	PRINCIPAL REPAYMENT

	(a)	Class A Principal paid (as of prior distribution dates)	$0.00
	(b)	Class A Principal payments	$0.00
	(c)	Total Class A Principal paid (a + b)	$0.00

	(d)	Class B Principal paid (as of prior distribution dates)	$0.00
	(e)	Class B Principal payments	$0.00
	(f)	Class B Principal paid (d + e)	$0.00

	(g)	Class C Principal paid (as of prior distribution dates)	$0.00
	(h)	Class C Principal payments	$0.00
	(i)	Total Class C Principal paid (g + h)	$0.00

		Class D Principal paid (as of prior distribution dates)	$0.00
		Class D Principal payments	$0.00
		Total Class D Principal paid	$0.00

X.	INVESTOR CHARGE-OFFS
	(a)	CLASS A INVESTOR CHARGE-OFFS	$0.00
	(b)	CLASS B INVESTOR CHARGE-OFFS	$0.00
	(c)	CLASS C INVESTOR CHARGE-OFFS	$0.00
	(d)	CLASS D INVESTOR CHARGE-OFFS	$0.00

XI.	PAYOUT EVENTS & EARLY REDEMPTION EVENTS
	(a)	Insolvency of the Seller, Transferor or either originator?	No
	(b)	Trust is an “investment company?”	No
	(c)	No successor Backup Svcr found w/in 90 days of term’n of Backup Svcr?	No
	(d)	Failure by Transferor to make any deposit or payment?	No
	(e)	Material breach of representation or warranty of Transferor?	No
	(f)	3-mo Avg. Net Portfolio Yield < 3-mo Avg. Base Rate?	No
	(g)	Originator, Seller or Transferor failed to convey Additional Receivables?	n/a
	(h)	Servicer Default?	No
	(i)	Class A or Class B or Class C Investor Interests not paid in full on Sched. Pmt. Date?	No
	(j)	Monthly payment rate less than 12% for 3 consecutive months?	n/a
	(k)	Third Consecutive Deterimination Date for which:
		(i) aggregate receivables to single borrower > 5%	n/a
		(ii) there exists Excess Insurer Concentration Amount?	n/a
		(iii) aggregate receivables of Tier 3 Insurers exceeds 30%?	n/a
		(iv) aggregate receivables of Tier 4 Insurers exceeds 5%?	n/a
		(v) aggregate receivables of 5 largest Tier 3 Insurers exceeds 17%?	n/a
		(vi) aggregate receivables of 4 largest Tier 2 Insurers exceeds 30%?	n/a

	(l)	AFCO no longer servicer?	n/a
	(m)	Failure of AFCO to remove receivables or indemnify the Transferor, the Trustee, and the Trust from losses resulting from failure to comply with licensing laws?	n/a
Mellon Bank, N.A., as Master Servicer
By: /s/James L. Jourdain
Name: James L. Jourdain
Title: Vice President